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                                DISTRIBUTION AGREEMENT

                               THE CHAPMAN FUNDS, INC.
                           The World Trade Center-Baltimore
                                401 East Pratt Street
                                      Suite 2800
                              Baltimore, Maryland  21202


         WHEREAS, The Chapman Funds, Inc., a Maryland corporation (the "Company"), desires to enter into an agreement regarding the distribution of the shares (the "Shares") of the Company's two investment portfolios: The Chapman US Treasury Money Fund and The Chapman Institutional Cash Management Fund (collectively, the "Funds"); and

         WHEREAS, the Company has agreed that The Chapman Co., Inc. (the "Distributor"), a Maryland corporation, shall act as the exclusive distributor of the Shares;

         WHEREAS, the Distributor agrees to act as the exclusive distributor of the Shares for the period of this Distribution Agreement (the "Agreement").

         NOW, THEREFORE, in consideration of the agreements hereinafter contained, it is agreed as follows:

         1.   SERVICES AS DISTRIBUTOR.

              1.1 The Distributor shall use reasonable efforts to promote the Company and to solicit orders for the purchase of Shares and shall undertake such advertising and promotion as it believes reasonable in connection with such solicitation. Distributor shall be the exclusive distributor of the Shares.
The Distributor shall sell the Shares only at the offering price at the time of such sale (computed in the manner described in the Funds' then effective prospectus), and the Funds shall receive not less than the full net asset value per share for all the Shares sold. No sales charge shall be imposed on sales of any Shares. The Company agrees, provided that the Shares may be legally issued, to fill all orders confirmed by the Distributor in accordance with the provisions of this Agreement.

              1.2 The Distributor shall conduct the offering of Shares and other activities pursuant hereto in strict accordance with the Registration Statement and the applicable requirements of the Articles of Incorporation and the By-Laws of the Company, as each may be from time to time amended, and in strict accordance with all applicable state and federal statutes, rules and regulations, including in particular, the Investment Company Act of 1940 as amended (the "1940 Act"), the Securities Act of 1933 as amended (the "Securities Act"), the Securities Exchange Act of 1934 as amended


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(the "Exchange Act"), the rules and regulations of the Securities Exchange
Commission promulgated under the 1940 Act, the Securities Act and the Exchange Act, the applicable rules and regulations of any securities association registered under the Exchange Act, and all applicable state Blue Sky laws, rules and regulations.

              1.3 The Distributor shall transmit any orders received by it for purchase or redemption of Shares to the Company's transfer agent and custodian, process inquiries from stockholders and communicate with the Company and transfer agent on behalf of stockholders.

              1.4 The Distributor shall bear all its expenses in connection with the performance of this Agreement, including, but not limited to, the printing and distribution of prospectuses included in the Registration Statement as defined below to stockholders other than to existing stockholders and shall receive no reimbursement or compensation in connection therewith from the Company therefor.

         2.   DUTIES OF THE COMPANY.

              2.1 The Company agrees to file all required reports with the Securities and Exchange Commission in a timely manner and to maintain on file with the Securities and Exchange Commission a current prospectus and statement of additional information during the term of this Agreement.

              2.2 The Company agrees at its own expense to execute any and all documents and to furnish, at its own expense, any and all documents and all information and otherwise to take all actions that may be reasonably necessary in connection with the qualification of Shares for sale in such states as the Company and the Distributor may designate.

              2.3 The Company shall furnish from time to time, for use in connection with the sale of Shares such information with respect to the Funds and the Shares as the Distributor may reasonably request; and the Company warrants that any such information shall be true and correct.

         3.   REPRESENTATIONS OF THE COMPANY.

              3.1 The Company represents to the Distributor that any registration statement, prospectus, and statement of additional information filed with the Commission and any amendments and supplements thereto (the "Registration Statement") with respect to the Shares have been prepared in conformity with the requirements of the Securities Act, the 1940 Act and the rules and regulations of the Commission thereunder. The Company represents and warrants to the Distributor that any Registration Statement, when such becomes effective, will contain all statements required to be stated therein in conformity with the Securities Act, the 1940 Act and the rules and regulations of Commission; that all statements of fact contained in such


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Registration Statement will be true and correct when such becomes effective; and
that no Registration Statement, when such becomes effective will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of Shares.

         4.   INDEMNIFICATION.

              4.1 The Company shall indemnify and hold harmless the Distributor, each person, if any, who controls the Distributor within the meaning of Section 15 of the Securities Act, and any person with whom the Distributor enters into agreements for the sale of Shares of the Company or to prepare sales literature for the Company against any loss, liability, claim, damage or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damage or expense and counsel fees incurred in connection therewith), insofar as such loss, liability, claim, damage, expense, actions or proceedings in respect thereof arise out of or are based upon an untrue statement of a material fact contained in the Registration Statement then in effect, annual or interim reports to shareholders or sales literature used in connection with the sale of Shares or omission to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon, and in conformity with, written information furnished to the Company specifically for use therein; provided, however, no person shall be entitled to indemnity in the event of its willful malfeasance, bad faith or gross negligence in the performance of its duties under this Agreement or such other agreement or by reason of its reckless disregard of its obligations and duties under this Agreement or such other agreement.

         5.   OFFERING OF SHARES.

              5.1 None of the Shares shall be offered by the Distributor under this Agreement, and no orders for the purchase or sale of Shares hereunder shall be accepted by the Company, if and so long as the effectiveness of the Registration Statement or any necessary amendments thereto shall be suspended under any of the provisions of the Securities Act; provided, however, that nothing contained in this paragraph 5.1 shall in any way restrict or have any application to or bearing upon the Company's obligation to redeem Shares from any shareholder in accordance with the provisions of the Company's prospectus or Articles of Incorporation. The Company shall notify the Distributor of any suspension of the effectiveness of the Registration Statement.

         6.   TERM.

              6.1 Either party shall have the right to terminate this Agreement upon sixty (60) days' written notice to the other. This agreement shall become effective as of the date hereof and shall continue in effect, unless sooner terminated as herein provided, until December 29, 1998, and from year to year thereafter


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if such continuance is approved at least annually in the manner required by the
1940 Act. This Agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act).

        7.    MISCELLANEOUS

              7.1 This Agreement shall be governed by the laws of the State of Maryland.

              7.2 The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their constructions or effect.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the 30th day of April 1997.


                                            THE CHAPMAN FUNDS, INC.


                                            By:  /S/ NATHAN A. CHAPMAN, JR.
                                                 --------------------------
                                                 Nathan A. Chapman, Jr.
                                                 President


                                            THE CHAPMAN CO.


                                            By:  /S/ NATHAN A. CHAPMAN, JR.
                                                 --------------------------
                                                 Nathan A. Chapman, Jr.
                                                 President